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                                                                    EXHIBIT 99.5


                                  INSTRUCTIONS

            INSTRUCTIONS TO REGISTERED HOLDER AND/OR DTC PARTICIPANT
                              FROM BENEFICIAL OWNER
                                       OF
                            7% SENIOR NOTES DUE 2011

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           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
              TIME, ON ______, 2002, UNLESS THE OFFER IS EXTENDED.
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To Registered Holder and/or Depository Trust Company Participant:

         The undersigned hereby acknowledges receipt of the Prospectus dated ______, 2001 (the "Prospectus") of Alliant Energy Resources, Inc., a Wisconsin corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 7% Senior Notes due 2011 (the "New Senior Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding registered 7% Senior Notes due 2011 (the "Old Senior Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Senior Notes held by you for the account of the undersigned.

         The aggregate principal amount of Old Senior Notes held by you for the account of the undersigned is (fill in amount):

            $__________ of the outstanding 7% Senior Notes due 2011.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[_] TO TENDER the following Old Senior Notes held by you for the account of the undersigned (insert principal amount of Old Senior Notes to be tendered, if less than all):

            $__________ of the outstanding 7% Senior Notes due 2011.

[_] NOT TO TENDER any Old Senior Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender Old Senior Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any New Senior Notes to be received by the undersigned are being acquired in the ordinary course of its business, and (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of New Senior Notes to be received in the Exchange Offer. If the undersigned is a broker-dealer that will receive New Senior Notes for its own account in exchange for Old Senior Notes, it represents that the Old Senior Notes to




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be exchanged for New Senior Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Senior Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                    SIGN HERE

Name of Beneficial Owner(s)
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Signature(s)
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Name(s) (please print)
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Address
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Telephone Number
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Taxpayer Identification or Social Security No.
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Date
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